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                                                                     Exhibit 2.3

                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made as of this 31st day of December, 2002, by and between ALLTECH ASSOCIATES, INC., an Illinois corporation ("Alltech"), Richard Dolan ("Richard") and The Richard A. Dolan Trust u/a/d 7/21/89 (the "Trust" and together with Richard, "Dolan").

                                    RECITALS:

     WHEREAS, the Trust is the record and beneficial owner of 1,614,916 shares of no par value common stock of Alltech;

     WHEREAS, Alltech and Dolan are shareholders in various entities (collectively, the "Subsidiaries") Alltech Associates Applied Science Limited
(UK), a registered corporation ("Alltech UK"); Alltech Associates (Australia) Pty. Ltd., a New South Wales proprietary company ("Alltech Australia"); Alltech Scientific Inc. ("Alltech China"); Alltech-Applied Science Labs (H.K.), Limited a Hong Kong corporation ("Alltech Hong Kong"); Alltech G.m;b.H. ("Alltech Germany"); Alltech France ("Alltech France"), Alltech Italia S.R.L ("Alltech Italy"), and Alltech/Applied Science, BV, a Netherlands limited liability company ("Alltech Netherlands");

     WHEREAS, Alltech's shares in the Subsidiaries are sometimes hereinafter referred to collectively as the "Alltech Subsidiary Shares", Dolan's shares in the Subsidiaries are sometimes hereinafter referred to collectively as the "Dolan Subsidiary Shares" and the Alltech Subsidiary Shares and the Dolan Subsidiary Shares are sometimes hereinafter referred to collectively as the "Subsidiary Shares;"

     WHEREAS, Dolan has agreed to contribute all of the Dolan Subsidiary Shares to Alltech and in exchange Alltech has agreed to issue to Dolan the number of shares of Alltech stock set forth on EXHIBIT A attached hereto and by this reference incorporated herein;

     WHEREAS, following the exchange of shares described in the foregoing recital, Alltech will own all of the Subsidiary Shares.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the undertakings described in the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EXCHANGE OF STOCK.

     (a) Alltech Shares. Subject to the terms and conditions set forth in this Agreement, Alltech hereby issues, transfers, assigns and delivers to Dolan, and Dolan hereby accepts the number of the Alltech Shares set forth on EXHIBIT A attached hereto, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind.

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     (b) Subsidiary Shares. Subject to the terms and conditions set forth in this Agreement, Dolan hereby exchanges, transfers, assigns and delivers to Alltech, and Alltech hereby accepts, all of the Subsidiary Shares held by Dolan, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind.

     (c) [Intentionally Deleted]

     2. ALLTECH'S REPRESENTATIONS AND WARRANTIES. Alltech represents and warrants to Dolan that the following statements are true and correct upon execution of this Agreement and at all times through Closing (defined in Section 4, below):

          (a) Due Organization and Qualification. Alltech is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is qualified in every jurisdiction where the nature of the business requires it to be so qualified and where failure to so qualify would materially and adversely affect its business or assets. Alltech has all corporate power and authority necessary to execute, perform and carry out this Agreement and all of the transactions contemplated hereunder and all of the other documents contemplated hereunder to be executed by Alltech. This Agreement has been duly authorized, executed and delivered by Alltech and is a valid and binding obligation of Alltech enforceable against Alltech in accordance with its terms subject to bankruptcy proceedings and the imposition of legal and equitable remedies.

          (b) Agreement Will Not Breach Any Contract. The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Alltech of any of the terms or provisions of, or constitute a default under its Certificate of Incorporation, By-Laws or any indenture, mortgage, deed of trust, or any other material agreement or instrument to which Alltech is a party, or by which Alltech or any of Alltech's properties are bound, or result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Alltech or Alltech's properties, will not conflict with, constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which Alltech is a party or is otherwise bound and no consent or authorization by any party is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by Alltech of any of its obligations hereunder.

          (c) Shares Validly Issued. The Alltech shares when issued to Dolan, will be duly authorized, validly issued, fully-paid and non-assessable.

          (d) Reliance. Alltech acknowledges that this Agreement is executed without reliance on any statement or representation of Dolan, or any person(s) acting on Dolan's behalf, except as stated in this Agreement.

     3. DOLAN'S REPRESENTATIONS AND WARRANTIES. Dolan represents and warrants to Alltech that the following statements are true and correct upon execution of this Agreement and at all times through Closing:

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          (a) Title to Shares. Dolan is the record and beneficial owner of the
Dolan Subsidiary Shares, free and clear of any liens, encumbrances security agreements, equities, options, voting agreements, claims, charges and restrictions, including any third party legal or beneficial interest of any kind. Dolan has no judgment outstanding against Dolan with respect to the Dolan Subsidiary Shares.

          (b) No Other Contracts for Sale of Subsidiary Shares. There are no existing contracts, options or agreements for the sale of the Subsidiary Shares or any portion thereof to anyone other than Alltech hereunder.

          (c) Agreement Will Not Breach Any Contract. Dolan represents and warrants to Alltech that the execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Dolan of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, or any other material agreement or instrument to which Dolan is a party, or by which Dolan or any of Dolan's properties are bound, or result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Dolan or Dolan's properties, will not conflict with, constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which Dolan is a party or is otherwise bound and no consent or authorization by any party is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by Dolan of any of its obligations hereunder.

          (d) Legal Counsel. Dolan represents and warrants to Alltech that:

               (i)  Dolan has read and understands this Agreement.
               (ii) Dolan has been given adequate time to consider the
                    consequences of this Agreement.
               (iii) Dolan has had full disclosure of the business operations of
                    Alltech.
               (iv) Dolan has been encouraged and had the opportunity to consult with legal counsel of his own choosing regarding this Agreement and the transactions contemplated herein.

          (e) Reliance. Dolan acknowledges that this Agreement is executed without reliance on any statement or representation of Alltech, or any person(s) acting on its behalf, except as stated in this Agreement.

          (f) No Other Subsidiary Shares. The Dolan Subsidiary Shares constitute all shares of any Alltech Subsidiary owned by Dolan.

     4. CLOSING. The closing of the exchange of shares shall take place at Alltech's offices, 2051 Waukegan Road, Deerfield, Illinois, at the close of business at +5:00 p.m. on December 31, 2002, or at such other date, time and location as the parties hereto may mutually agree (the "Closing").

     5. CLOSING DELIVERIES. The parties hereto shall not be obligated hereunder in any manner until the deliveries and conditions described in this Section 5 have been satisfied:

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          (a) Alltech Deliveries. At the Closing, Alltech shall deliver to Dolan the following documents:

               (i) A copy of the resolutions of the Board of Directors of Alltech approving this Agreement and authorizing its execution, delivery and performance, certified by the Secretary of Alltech.

               (ii) Alltech shall issue and deliver a new certificate
                    representing the Alltech shares, in the aggregate amount of shares set forth on EXHIBIT A, to Dolan.

          (b) Dolan Deliveries. At the Closing, Dolan shall deliver to Alltech stock certificates which represent all of the Dolan Subsidiary Shares, duly endorsed, free and clear of any and all liens, encumbrances, security agreements, equities, options, voting agreements, claims, charges and restrictions, including any third-party legal or beneficial interest of any kind, together with duly executed stock powers and/or any other instruments or documents necessary to effectuate the transfer of the shares described in this
Section 5(b).

     6. CONDITIONS PRECEDENT TO DOLAN'S OBLIGATION TO CLOSE. The obligations of Dolan under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions precedent:

          (a) Representations and Warranties True at Time of Exchange. As to Dolan's obligation to exchange shares as contemplated by this Agreement, Alltech's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

          (b) Litigation, Material Adverse Change. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the exchange and delivery of the Dolan Subsidiary Shares to Alltech in exchange for the Alltech shares or any other transaction contemplated hereby, or which might affect the right of Alltech to own the Dolan Subsidiary Shares or Dolan to own the Alltech shares as contemplated and which, in the judgment of Dolan, makes it inadvisable to proceed with the transactions contemplated hereby.

          (c) Performance. Alltech shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Alltech prior to or at the Closing.

     7. CONDITIONS PRECEDENT TO ALLTECH'S OBLIGATION TO CLOSE. The obligations of Alltech under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions precedent:

          (a) Representations and Warranties True at Exchange. As to Alltech's obligation to exchange shares as contemplated by this Agreement, Dolan's representations and

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warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

          (b) Litigation, Material Adverse Change. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the issuance and delivery of the Alltech shares to Dolan in exchange for the Dolan Subsidiary Shares or any other transaction contemplated hereby, or which might affect the right of Alltech to own the Dolan Subsidiary Shares or Dolan to own the Alltech shares as contemplated and which, in the judgment of Alltech, makes it inadvisable to proceed with the transactions contemplated hereby.

          (c) Performance. Dolan shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Dolan prior to or at the Closing.

     8. BROKERAGE. All parties respectively represent and warrant to each other that no person employed a broker relative to this Agreement or the transactions contemplated hereby, and that Dolan, on the one hand, and Alltech on the other hand, shall indemnify and hold harmless the other from and against any and all commissions, fees or claims of any person employed or retained or claiming to be employed or retained by the other party to bring about, or to represent to such party in, the transactions contemplated hereby.

     9. SURVIVAL. All representations, warranties, covenants and agreements made by either party in this Agreement, except as otherwise expressly stated, shall survive Closing.

     10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received, whether personally, by telegram, successful facsimile transmission or registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 10):

     If to Dolan, addressed to:     c/o Alltech Associates
                                    Attn:  Richard Dolan
                                    2051 Waukegan Road
                                    Deerfield, IL  60015
                                    Fax: (847) 948-1078

     If to Alltech, addressed to:   Alltech Associates, Inc.
                                    Richard Kurtz, President
                                    2051 Waukegan Road
                                    Deerfield, IL  60015
                                    Fax: (847) 948-1078

     With a copy to:                Philip E. Ruben, Esq.
                                    Levenfeld Pearlstein
                                    211 Waukegan Road

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                                    Suite 300
                                    Northfield, IL 60093
                                    Fax: (847) 441-9976

     11. [INTENTIONALLY OMITTED]

     12. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     13. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Signatures transmitted by facsimile shall be considered authentic and legally binding.

     14. SEVERABILITY. Should any term, provision or section hereof be held to be invalid, such invalidity shall not affect any other provisions or sections hereof or thereof which can be given effect without such invalid provision or section, all of which shall remain in full force and effect.

     15. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     16. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     17. ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein represent the entire agreement and understanding of the parties hereto and supersede all prior and concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof and are hereby incorporated by reference herein, regardless of whether expressly so incorporated elsewhere in this Agreement.

     18. GOVERNING LAW, JURISDICTION, REMEDIES. This Agreement shall be interpreted and enforced according to the laws of the State of Illinois without regard to so-called conflict of law provisions. The parties agree that except for injunctive relief which Alltech or Dolan may seek in another jurisdiction that all disputes concerning this Agreement and the transactions contemplated herein shall lay within the exclusive jurisdiction and venue of the courts sitting in the County of Cook, Illinois.

     19. AMENDMENTS AND MODIFICATIONS. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing executed by the party to be bound thereby.

     20. FURTHER ACTS. It is hereby acknowledged that this Agreement is a contract legally binding upon the parties hereto. Each party to this Agreement agrees to do, execute, acknowledge and deliver all such further acts, assignments, transfers, assurances, instruments

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and resolutions that may be reasonably necessary or appropriate to fully effectuate the transactions contemplated in this Agreement.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first written above.

RICHARD A. DOLAN, INDIVIDUALLY              ALLTECH ASSOCIATES, INC., an
AND AS TRUSTEE OF THE RICHARD               Illinois corporation
A. DOLAN TRUST U/A/D 7/21/89


/s/ Richard A. Dolan                           By: /s/ Richard Kurtz
------------------------------------           ---------------------------------
Richard A. Dolan                               Richard Kurtz, President

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                                    EXHIBIT A

                       Shares Issuable to Dolan at Closing

                                           Alltech Shares Issuable
Issuer                     Shareholder       to Dolan in Exchange
-----                      -----------     -----------------------
Alltech Associates, Inc.      Dolan

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